040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20140110454-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/14/2014 10:46 AM
	Entity Number E0080042014-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Realco International Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 25,000,000 | Par value per share: $ 0.00001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Steven Allen Friedman
Name
17 Meromei Hasodeh Apt 6 | Kiryat Sefer, Modin Illit | | Israel
Street Address | City | State | Zip Code

2) Esther Gerson
Name
912 Mayfield Rd. | Woodmere | NY | 11598
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Jamie Libonate
Name

X [signature]
Incorporator Signature

25 Robert Pitt Drive Suite 204 | Monsey | NY | 10952
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] | 2/13/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.